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                                                                    EXHIBIT 10.1



                              EMPLOYMENT AGREEMENT


         This Agreement is made as of this 23rd day of June, 1997, between Authentic Specialty Foods, Inc., a Texas corporation (the "Corporation"), and Herman L. Graffunder, an individual (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Executive is an employee of the Corporation;

         WHEREAS, the Corporation desires to continue to employ the Executive, and the Executive desires to continue such employment, on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the parties hereto, intending to be legally bound, covenant and agree as follows:

         Section 1. Employment. The Corporation hereby employs the Executive to render services to the Corporation. The Executive shall devote his time and attention to the management of the business of the Corporation and its affiliates and perform such duties as may be specified from time to time by the Board of Directors and shall be empowered to perform all such duties. The Executive hereby accepts such employment and agrees that during the continuance thereof he will devote his entire business time, effort, skill and attention to the affairs of, and for the benefit of, the Corporation and its affiliates.

         Section 2. Term. The term of this Agreement shall be three years commencing on the date hereof.

         Section 3. Compensation. (a) As compensation for the services to be rendered by the Executive under this Agreement, the Corporation agrees to pay the Executive a salary at an annual rate of $200,000 ("Base Salary"), payable in equal installments on the customary payroll periods of the Corporation. The Board of Directors of the Corporation will review the Base Salary at the beginning of each fiscal year and determine whether to increase the Base Salary; provided, however, that the Corporation shall be under no obligation to increase the Base Salary.

                 (b) The Executive shall be eligible for an annual incentive award. Such annual incentive award shall have a target of 40% of the Base Salary and shall be subject to further increase up to 80% of the Base Salary based upon attainment of performance targets for the Corporation and its subsidiaries to be agreed upon by the Executive and the Board of Directors of the Corporation.

         Section 4. Fringe Benefits. (a) During the term of his employment hereunder, the Executive shall be entitled to participate (on a basis to be determined by the Board of Directors) in all of the Corporation's employee benefit plans (to the extent he satisfies the eligibility requirements

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of the particular plans), including, without limitation, a stock option plan to be developed by the Corporation, for which his level of employment makes him eligible.

                 (b) The Executive will be entitled each year to three weeks paid vacation, to be taken at such time or times as may be reasonably convenient to the Corporation and to the Executive. In addition, the Executive will be entitled to all legal holidays observed by office closings at the Corporation's headquarters.

                 (c) The Executive will be reimbursed for the premiums paid by the Executive in order to obtain a term life insurance policy with up to a $500,000 benefit; provided, however, that the Corporation shall not be required to pay aggregate premiums for any year in excess of $5,000.

                 (d) The Executive will be reimbursed for (i) the purchase price or lease payments for an automobile to be used primarily in the business of the Corporation and (ii) the cost of insurance for such automobile; provided, however, that the amount of such reimbursement shall be approved by the Board of Directors.

         Section 5.       Stock Subscription.

         (a) Pursuant to Executive's prior employment agreement dated February 7, 1994 (the "Prior Agreement"), the Executive was granted an aggregate of 85,000 shares of Common Stock of the Corporation (after giving effect to the 1,700-for-1 stock split effected by the Company on June 20, 1997) on March 31, 1994 (the "Shares"). Subject to the remaining provisions hereof, the Shares are subject to Forfeiture Restrictions (as defined below) that lapse 25% per year until March 31, 1998, and all Forfeiture Restrictions shall lapse on such date, provided that the Executive is an employee of the Corporation on the applicable lapse date. As of the date hereof, the Forfeiture Restrictions have lapsed with respect to 63,750 of the Shares.

         (b) The Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as hereinafter defined), and in the event of termination of the Executive's services hereunder for any reason, the Executive shall, for no consideration, forfeit to the Corporation all Shares to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Shares to the Corporation for no consideration upon termination of the Executive's services hereunder are herein referred to as the "Forfeiture Restrictions."
The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Shares.

         (c) If (A) the holders of a majority of the outstanding Common Stock of the Corporation sell all of their stock or approve the sale by the Corporation of all or substantially all of the assets of the Corporation, or if the Corporation consummates a public offering of Common Stock, and (B) such sale or public offering occurs prior to the time that all Forfeiture Restrictions have lapsed with respect to the Shares, then the Forfeiture Restrictions shall lapse immediately prior to the closing of





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such sale or public offering, as applicable; provided, however, that notwithstanding the foregoing, the Executive acknowledges and agrees that the Forfeiture Restrictions shall not lapse upon the closing of a merger between the Corporation and another company or an acquisition by the Corporation of another company. If the Executive's employment with the Corporation is terminated or terminates for any reason, the Shares shall be forfeited to the Corporation on the date of such termination pursuant to the terms of the Forfeiture Restrictions.

         (d) The Executive agrees that he will acquire the Shares for investment for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. The Executive agrees that he will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares (or solicit any offers to buy), purchase, or otherwise acquire or take a pledge of any Shares, except as provided in Section 5(e) and Section 5(f) hereof.

         (e) If, in connection with a vote of the stockholders of the Corporation, the holders of a majority of the outstanding common stock of the Corporation approve either a sale of all or substantially all of the Shares or a sale of all or substantially all of the assets of the Corporation or its subsidiaries, the Executive agrees to sell all of the Shares of the Executive in the event of a sale of Shares or to agree to the proposed sale in the event of a sale of assets. The Executive shall be entitled to receive his pro rata portion of the distributions to the Corporation's stockholders.

         (f) If the Executive's active employment with the Corporation is voluntarily or involuntarily terminated by the Corporation or the Executive for any reason whatsoever (including by reason of death or disability), the Corporation shall have the option, exercisable at any time after such termination upon 10 days' written notice to the Executive, to repurchase, and the Executive shall resell to the Corporation upon such notice, all of the Shares of the Executive. The purchase price for Shares purchased by the Corporation pursuant to this Section 5(f) shall be an amount equal to the Book Value (as defined below); provided, however, that if shares of Common Stock are traded or quoted on a national securities exchange or on the Nasdaq National Market or Nasdaq Small Cap Market, then the purchase price per share shall be the average of the last reported sales price for the Common Stock for the 20 trading days ending on the last full trading day immediately preceding the date of notice of repurchase; provided further, that if there are no sales for any such days or for any such market, then the average of the high and low bids for such day shall be used (instead of the last reported sales price) for any such day or with respect to any such market. For purposes of this Agreement, the term "Book Value" shall mean (i) the book value of the Corporation and its consolidated subsidiaries as of the end of the month immediately preceding the date on which the Executive ceases to be employed by the Corporation determined in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis, multiplied by (ii)(A) the number of shares repurchased by the Corporation divided by (B) the number of Fully Diluted Outstanding shares of Common Stock (as defined below) of the Corporation on the date the Executive ceased to be employed by the Corporation (e.g., [5(i) x [5(ii)(A)/(B)]). The purchase price for Shares purchased pursuant to this Section shall be paid over a four-year period in equal monthly





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installments and shall bear interest at a simple rate per annum equal to eight percent (8%). As used herein, "Fully Diluted Outstanding" shall mean, when used with reference to the Common Stock of the Corporation, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock outstanding at such date and all shares of Common Stock issuable in respect of options or warrants to purchase, or securities convertible into, shares of Common Stock outstanding on such date which would be deemed outstanding in accordance with GAAP for purposes of determining book value or net income per shares. Nothwithstanding the foregoing, the provisions of this subsection (f) will terminate and cease to have any effect after the consummation of any public offering of the Common Stock.

         (g) The parties agree that Section 5 of this Agreement constitutes a voting agreement within the meaning of the Texas Business Corporation Act. The Executive agrees that any stock certificates for Shares issued to the Executive shall bear such legends as shall be determined to be necessary or appropriate in the Corporation's sole discretion.

         (h) A certificate evidencing the Shares has been issued by the Corporation in the Executive's name, pursuant to which the Executive has all of the rights of a stockholder of the Corporation with respect to the Shares, including, without limitation, voting rights and the right to receive dividends (provided, however, that dividends paid in shares of the Corporation's stock shall be subject to the Forfeiture Restrictions). The certificate was delivered upon issuance to the Secretary of the Corporation as a depository for safekeeping until the forfeiture of such Shares occurs or the Forfeiture Restrictions lapse pursuant to the terms of this Agreement. Upon the request of the Corporation, the Executive shall deliver to the Corporation a stock power, endorsed in blank, relating to the Shares to the extent then subject to the Forfeiture Restrictions. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Corporation shall cause a new certificate or certificates to be issued without legend (except for any legend required pursuant to applicable securities laws, the provisions of paragraph (g) or any other agreement to which the Executive is a party) in the name of the Executive in exchange for the certificate evidencing that the Shares are subject to the Forfeiture Restrictions.

         (i) It is understood that the consideration for the issuance of the Shares shall be the services of the Executive rendered and to be rendered to the Corporation, it being acknowledged that the services rendered prior to the issuance of the Shares have a value not less than the par value of such Shares.

         Section 6. Termination. (a) This Agreement shall terminate upon the death or disability (as defined herein) of the Executive, in which case no compensation, benefits or additional Shares or other payments shall be payable under this Agreement, except for payments which may become due pursuant to Section 5(f); provided, however, that the repurchase rights set forth in
Section 5(f) shall survive such death or disability, and the confidentiality, noncompetition and other obligations set forth in Sections 7, 8 and 9 shall survive disability. As used herein "disability" means an illness,





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injury or incapacity which prevents the Executive from performing the essential functions of his position for a period of three consecutive months, with reasonable accommodation.

                 (b) The Corporation may terminate the Executive's employment hereunder for "Cause". Such termination shall be effective immediately upon notice of termination. For purposes of this Agreement, "Cause" is defined as follows: a determination by the Board of Directors that one of the following events shall have occurred: (i) the Executive's material neglect of his duties hereunder; (ii) material deterioration in the Corporation's financial performance; (iii) the refusal by the Executive to follow reasonable and lawful directions from the Board of Directors of the Corporation; (iv) the engaging by the Executive in misconduct, or in acts of moral turpitude, that in the judgment of the Board of Directors is or are injurious to the Corporation; or (v) the violation by the Executive of the provisions of Section 8, 9 or 10 hereof. If the Executive's employment is terminated for Cause, no additional compensation, benefits, additional Shares or other payments shall be payable to the Executive.

                 (c) The Corporation may terminate the Executive's employment for reasons other than Cause upon written notice. If the Corporation terminates the Executive's employment for reasons other than Cause, the Executive shall be entitled to receive his Base Salary for a one-year period (which shall be paid over the course of such period in the same installments required by Section 3(a)) in full and final satisfaction of all amounts due from the Corporation (including, without limitation, the issuance of any additional Shares); provided, however, that such amount shall be reduced to the extent of any salary or other compensation received or deferred by the Executive in connection with his employment by or consulting with any company not affiliated with the Corporation.

         Section 7. Confidentiality. The Executive understands and agrees that all conversations, records, correspondence, files, customer or distribution lists, data, including, but not limited to, purchasing and pricing information, product formulation and costs of production and other information pertaining to or concerning the Corporation, its principals, suppliers, distributors and customers (except such information as is generally known or known to the Executive prior to his commencing negotiations for employment with the Corporation) are confidential information and, therefore, during the period of employment hereunder and at all times thereafter, the Executive shall not divulge or communicate any such confidential information to any person or organization without the express authorization of the Board of Directors of the Corporation. The Executive agrees that, on the termination of his employment, he will immediately surrender to the Corporation any and all files, memoranda, forms, customer lists and everything in his possession pertaining to the Corporation and its business, it being distinctly understood that all such lists, books and records are not the property of the Executive.

         Section 8. Trademarks, Patents, etc. The Corporation shall be entitled to and shall own, solely and exclusively, any interest in trademarks, trade names, trade dress, patents, patent applications, trade secrets, inventions, copyrights, writings, devices and products developed or





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created by the Executive or at the Corporation during the term hereof, and all rights of every kind and character therein and thereto, that is in any way related to the fields in which the Corporation may be engaged. The Executive does hereby assign and transfer to the Corporation all of the foregoing without reservation, condition or limitation.

         Section 9. Noncompetition; Corporation Employees. The Executive agrees that during the period that the Executive is employed by the Corporation and for a two-year period thereafter:

                          (i) the Executive shall not, directly or indirectly, for his own account or for the account of others, as an officer, director, passive stockholder, owner, partner, promoter, consultant, advisor, employee, manager or otherwise, participate in the promotion, financing, ownership, operation or management of, or assist in, furnish advice with respect to, or carry on through a proprietorship, partnership, joint venture, corporation, other form of business entity or otherwise, any business activity in a geographic market within the State of Texas involving or relating to the food distribution, food packaging and food processing businesses in connection with Mexican food products; provided, however, that nothing in this clause (i) shall prohibit the Executive's beneficial ownership of not in excess of 1% of any class of common stock that is listed for trading on a national securities exchange;

                          (ii) the Executive shall not furnish advice to, solicit, or do business with any customer (or any previous customer) of the Corporation or any of its subsidiaries relating to the business of the Corporation in any geographic market within the State of Texas involving or relating to food distribution, food packaging and food processing in connection with Mexican food products; and

                          (iii) the Executive will not, without the prior written consent of the Corporation, solicit, or make or cause to be made any offer of employment to, any officer or official employed by the Corporation for the purpose of inducing any such employee to terminate his employment with the Corporation.

         Section 10. Waiver; Remedies for Breach. A waiver by either party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of similar or dissimilar provisions at the same time or at any prior or subsequent time. It is agreed that the Executive's services are unique and that any breach or threatened breach by the Executive of any provision of Section 8, 9 or 10 cannot be remedied solely by damages. Therefore, if there is a breach or threatened breach of the provisions of
Section 8, 9 or 10, the Executive acknowledges that the Corporation shall be entitled to an injunction restraining the Executive from such breach. Nothing herein shall be construed as prohibiting the Corporation from pursuing any other remedies for any breach or threatened breach.





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         Section 11.      Entire Agreement.  This Agreement constitutes the
entire agreement of the parties with respect to the employment of the Executive by the Corporation, and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. Without limiting the generality of the foregoing, this Agreement supersedes the Prior Agreement.

         Section 12. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect, and any provision of this Agreement shall be construed to render such provision valid and enforceable to the maximum extent possible by law in the event of any challenge.

         Section 13. Binding Agreement. This Agreement shall be binding on and shall inure to the benefit of the Corporation and its successors and assigns. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's person or legal representatives, executors, or administrators. Neither this Agreement nor any right hereunder may be assigned by the Executive.

         Section 14. Relationship of the Parties. Nothing herein contained shall be deemed to constitute a partnership between or a joint venture by the parties, nor shall anything herein contained be deemed to constitute either the Executive or the Corporation the agent of the other except as is provided herein. Neither the Executive nor the Corporation shall be or become liable or bound by any representation, act or omission whatsoever of the other made contrary to the provisions of this Agreement.

         Section 15. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas, except to the extent that the laws of the United States apply.

         Section 16. Notice. Any notice, communication, request, instruction or other document required or permitted hereunder shall be given in writing and delivered in person or sent by U.S. Mail postage prepaid, return receipt requested, or by telex, facsimile or telecopy to the addresses of the Corporation and the Executive set forth below. Any such notice shall be effective upon receipt or 3 days after placed in the mail, whichever is earlier.

                 To the Corporation:

                 Authentic Specialty Foods, Inc.
                 c/o The Shansby Group
                 250 Montgomery Street, Suite 1100
                 San Francisco, California 94104
                 Attention: J. Gary Shansby





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                 Telecopy:  (415) 421-5120

                 To the Executive:

                 4244 West Creek Drive
                 Dallas, Texas  75287

or to such other address as any party shall hereafter designate by written notice.

         Section 17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         Section 18. Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision or provisions of this Agreement.





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                       AUTHENTIC SPECIALTY FOODS, INC.



                                       By:   /s/ KEITH R. LIVELY
                                           -------------------------------------
                                       Name:    Keith R. Lively
                                              ----------------------------------
                                       Title:   Chief Executive Officer
                                              ----------------------------------



                                         /s/ HERMAN L. GRAFFUNDER
                                       -----------------------------------------
                                       HERMAN L. GRAFFUNDER





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